Exhibit 10.2
ERIE INDEMNITY COMPANY
EQUITY COMPENSATION PLAN
(As Amended and Restated April 26, 2022)
1.         Introduction. Erie Indemnity Company (the “Company”) originally established this Equity Compensation Plan (the “Plan”), by action of its Board of Directors on February 21, 2013, and the Company’s shareholders approved the Plan at the Annual Meeting of Shareholders on April 17, 2013. The Company’s Board of Directors adopted the First Amendment to Erie Indemnity Company Equity Compensation Plan effective January 1, 2014. The Company hereby amends and restates the Plan effective April 26, 2022, subject to shareholder approval as provided in Section 13.
2.         Purposes. The purpose of the Plan is to attract and retain employees of outstanding competence and ability. Additional purposes of the Plan are (a) to enhance the growth and profitability of the Company and its subsidiaries and affiliates, including Erie Family Life Insurance Company, and the Erie Insurance Exchange by providing incentives to key employees who are capable of having a significant impact on the performance of the Company and its subsidiaries and affiliates, and (b) to further align the interests of such employees with those of the shareholders of the Company. To serve these purposes, the Plan offers equity-based incentive awards.
3.         Definitions. As used in this Plan:
(a)    “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant or other documentation issued by the Company, in either case setting forth the terms and conditions applicable to an award granted under the Plan. An Award Agreement shall be subject to the terms of the Plan.
(b)    “Board of Directors” or “Board” means the Board of Directors of the Company.
(c)    “Committee” means the Executive Compensation and Development Committee of the Board of Directors or another committee appointed by the Board, which shall be composed of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be both (i) a “non-employee director” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule and (ii) a director meeting the standards of independence set forth in (1) the rules of the Nasdaq Stock Market, (2) the Pennsylvania Insurance Holding Companies Act, and (3) the rules and regulations of the Securities and Exchange Commission. If at any time there is no committee authorized or properly constituted to administer the Plan, the Board shall exercise the powers of the Committee. Furthermore, the Board may, in its discretion, assume any or all of the powers of the Committee. Where appropriate, the term “Committee” shall include any delegate of the Committee pursuant to Section 4.
(d)    “Common Stock” or “Shares” means the shares of Class A (non-voting) common stock of the Company.
(e)    “Director” means a member of the Board of Directors of the Company.
(f)    “Employee” means an employee of the Company or a subsidiary or affiliate of the Company.
(g)    “Employer” means a member of the Erie Insurance Group that employs the Participant.
(h)    “Erie Insurance Group” means the Company and its subsidiaries and affiliates.

(i)    “Fair Market Value” of a Share means, on a given date, (i) if the Shares are traded on a national securities exchange, the average of the high and low prices of a Share as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported, or (ii) if the Shares are traded in the over-the-counter market, the mean between the closing bid and asked prices of a Share on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted.
(j)    “Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(k)    “Misconduct” means conduct of a Participant that, in the Committee’s judgment, constitutes:
(i)    a commission of an act of theft, embezzlement, fraud, dishonesty, or other criminal act, harmful to the Company or a subsidiary or affiliate of the Company,

(ii)    a breach of a fiduciary duty owed to the Company or a subsidiary or affiliate of the Company,
(iii)    a deliberate and serious disregard of rules of the Company or a subsidiary or affiliate of the Company,
(iv)    an unauthorized disclosure of any of the trade secrets or confidential information of the Company or a subsidiary or affiliate of the Company, or
(v)    competition with the Company or a subsidiary or affiliate of the Company.
(l)    “Participant” means an Employee who holds an outstanding award under the Plan.
(m)    [Intentionally Omitted]
(n)    “Permanent Disability” means a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders an Employee incapable of performing the Employee’s duties with the Employer. A determination of disability shall be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence. Notwithstanding the foregoing, in the case of a determination that would accelerate payment of Restricted Share Units or other awards or amounts that are deferred compensation subject to Code Section 409A, a Participant shall be considered to have a “Permanent Disability” only if the Participant is “disabled” within the meaning of Code Section 409A or the regulations issued under that section.
(o)    “Restricted Period” means the period described in Section 8(b)(i) or Section 9(b)(i).
(p)    “Restricted Share” means an award granted pursuant to Section 8.
(q)    “Restricted Share Unit” or “Unit” means an award granted pursuant to Section 9.
4.         Administration. The Committee shall administer the Plan. The Committee shall have all the powers and authority vested in it by the terms of the Plan. The Committee shall have full power and authority to interpret the Plan and Award Agreements, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it finds necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee in its discretion deems desirable. The Committee shall have complete discretion in the exercise of its powers and authority under the Plan, and the Committee’s interpretations, determinations, and decisions in the administration of the Plan shall be final and conclusive.

The Committee may act only by a majority of its members in office, except that:
(a)    The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.
(b)    The Committee may delegate to the Chief Executive Officer of the Company or his or her delegate ministerial duties and authority to interpret the Plan and respond to claims, provided that the Committee may not delegate authority with respect to nonministerial actions affecting Participants subject to the reporting requirements of the Exchange Act.
(c)    The Committee may delegate to the Chief Executive Officer or his or her delegate some or all of the Committee’s discretion and authority with respect to the granting of specified forms of awards and with respect to the granting of awards to specified categories of Employees, subject to paragraph (b) above and to any limits the Committee may provide. By way of example, the Committee may delegate to the Chief Executive Officer discretion and authority to determine when and under what terms the Company shall grant Restricted Stock Units to newly-hired or newly-promoted officers selected by the Chief Executive Officer, and the Committee may provide that such a grant may not cover more than 5,000 (Five Thousand) Shares.
No Committee member and no delegate of the Committee shall be liable for any determination made in good faith with respect to the Plan, an award, or a Participant.
5.         Shares Subject to Plan and Limits on Awards.
(a)    Share Available. Subject to adjustment pursuant to Section 11, the maximum number of Shares with respect to which awards may be granted under the Plan is 100,000 (One Hundred Thousand).

(b)    Limits on Awards. Subject to adjustment pursuant to Section 11, the following additional limits shall apply to awards under the Plan:
(i)    The aggregate number of Shares that may be made subject to Restricted Shares, Restricted Share Units, and any other awards granted under the Plan to any individual Participant during any one calendar year may not exceed 10,000 (Ten Thousand), aggregating all such awards. This limit shall apply regardless of whether awards are to be or may be paid in cash rather than Shares.
(c)    Cancellation or Expiration of Awards; Payment in Shares.
(i)    General. If all or a portion of an award under the Plan is cancelled or expires for any reason before having been fully vested or paid out, is settled in cash in lieu of Shares, or is exchanged for other awards, all Shares covered by the portion of any such award that is cancelled or expires, is settled in cash, or is exchanged for other awards shall again become available for award under the Plan.
(ii)    Payments in Shares. Shares tendered in payment of a purchase price or tendered or withheld to satisfy the Company’s tax withholding obligation shall again become available for award under the Plan.
6.         Eligibility. All Employees shall be eligible to receive awards under the Plan, provided that no Employee shall be entitled to an award except as determined by the Committee.
7.         Awards.
(a)    Types of Awards. Awards under the Plan may be in the form of: Restricted Shares, Restricted Share Units, and other Share based awards as described in Section 10.
(b)    Award Agreements. The Committee shall set forth the terms of each award in an Award Agreement. An Award Agreement may contain any provision approved by the Committee, subject to the terms of the Plan. An Award Agreement may make provision for any matter that is within the discretion of the Committee or may reserve for the Committee discretion to approve or authorize any action with respect to the award.

(c)    Nonuniform Determinations. The Committee’s determinations under the Plan or Award Agreements, including, without limitation, the selection of Participants to receive awards, the form, amount, and timing of awards, and the terms of specific Award Agreements, need not be uniform, regardless of whether Participants are similarly situated.
(d)    [Intentionally Omitted]
(e)    Discretion. The Committee shall have no discretion to increase the amount of an outstanding award but may reserve discretion to decrease the amount of an outstanding award or the extent to which it is exercisable or payable.
(f)    Provisions Governing All Awards. All awards shall be subject to the following provisions:
(i)    Transferability. An award shall not be transferable other than by will or the laws of descent and distribution. During the lifetime of a Participant, any action to be taken with respect to an award shall be taken only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative.
(ii)    Employment Rights. Neither the adoption of the Plan nor the grant of an award shall confer on a Participant the right to continue employment with the Employer, nor shall it interfere with the right of the Employer to terminate a Participant’s employment at any time for any reason, with or without cause.
(g)    Misconduct. Should the Committee determine that a Participant has committed Misconduct, the Participant shall forfeit all rights under outstanding awards and all further benefits under or attributable to the Plan, so neither the Participant nor his or her estate or successors shall be entitled to become vested in Restricted Shares and Restricted Share Units, be paid any Shares or amounts remaining to be paid upon settlement of an award or due under a deferred payment arrangement with respect to an award, or otherwise be entitled to any further benefit under or attributable to the Plan. Before making such a determination, the Committee shall give the Participant a reasonable opportunity to be heard.
(h)    Recoupment of Awards. The Committee may provide in an Award Agreement or in a policy applicable to an award under this Plan that, under conditions specified in the Award Agreement or policy, as they may be amended or superseded from time to time, the Participant shall forfeit all rights under the award and all further benefits under or attributable to the award or the Plan, and the Participant shall be obliged to pay back or return to the Company amounts or Shares previously paid, distributed, or vested under the award, including dividends and dividend equivalents. Such conditions may include, by way of illustration and not by way of limitation, the occurrence of an error in financial statements that results in the payment of a greater amount of performance-based compensation than would have been paid based on correct financial statements. This paragraph and Section 7(g) shall be construed independently of each other; one shall not limit the application of the other.
(i)    Retention of Shares. The Committee may provide in an Award Agreement or in a policy applicable to an award under this Plan that, under the terms specified in the Award Agreement or policy, as they may be amended or superseded from time to time, the Participant shall retain Shares awarded under this Plan.
8.    Restricted Shares.
(a)    Grant of Restricted Shares. The Company shall grant Restricted Shares to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.
(b)    Terms of Restricted Shares. The Award Agreement for a grant of Restricted Shares shall set forth such terms, conditions, restrictions, and limits on the Restricted Shares as the Committee shall determine and as are consistent with the Plan, including the following:
(i)    Conditions on Vesting. The Participant’s interest in a Restricted Share award shall be forfeitable when the award is granted. In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:
(1)    the satisfaction of specified performance goals by a specified time or during a specified period,
(2)    the continuance of the Participant’s employment for a specified period, or
(3)    the satisfaction of other specified conditions.
The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an award shall be referred to as the “Restricted Period.”
(ii)    Vesting. Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in paragraph (vi), the Participant’s interest in the Restricted Shares shall become vested to the extent provided in the Award Agreement. The restrictions applicable to those vested Restricted Shares shall lapse at that time, and the Company shall deliver a certificate for those vested Shares to the Participant or the Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be, free of all restrictions, subject to the satisfaction of the Company’s withholding obligations as described in Section 17(b).
(iii)    Forfeiture. Except as provided under paragraph (vi) or by the Committee, the Participant shall forfeit Restricted Shares:
(1)    upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied, or, if earlier,
(2)    upon the termination of the Participant’s employment, including by retirement.
Upon forfeiture, all of the Participant’s interest in the forfeited Restricted Shares shall automatically revert to the Company.
(iv)    Retention of Certificate. The Company shall issue, for the benefit of the Participant, the number of Shares subject to a Restricted Shares award, but the Company shall retain custody of any certificate for such Shares during the Restricted Period.
(v)    Shareholder Rights. Unless otherwise provided by the Committee in the Award Agreement, the Participant to whom Restricted Shares have been granted shall be entitled, during the Restricted Period, to receive the dividends payable with respect to those Shares and to have the same voting rights, if any, as would a holder of those Shares outside the Plan. If the vesting of an award is conditioned on the satisfaction of a performance goal or other performance-related condition, the Committee shall provide in the Award Agreement that no dividends shall be payable with respect to the Restricted Shares during the Restricted Period, but the Committee may make provision for dividend equivalents under Section 8(b)(vii).

(vi)    Death or Disability. With respect to the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability:
(1)Unless the Committee provides otherwise, if the only condition to be satisfied during the Restricted Period is the continuance of the Participant’s employment, then, upon the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on a pro rata portion of the Restricted Shares (as described in the following sentence) shall lapse and the Participant’s interest in those Shares shall become vested. The pro rata portion shall be determined by (A) multiplying the number of Restricted Shares subject to the award by a fraction the numerator of which is the number of full months from the date of the award through the date of termination of employment, and the denominator of which is the number of full months in the original Restricted Period for those Shares, and (B) rounding the product up or down to the closest number of whole Shares.

(2)If there is any condition to be satisfied during the Restricted Period other than the continuance of the Participant’s employment, the Committee may provide that upon the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Restricted Shares shall lapse and the Participant’s interest in those Shares shall become vested.
(vii)    Dividend Equivalents. The Committee may provide in the Award Agreement that the Participant shall receive, rather than the dividends payable with respect to specified Restricted Shares, a credit equivalent to the amount of such dividends, which shall be payable to the Participant only if the Participant’s interest in the specified Restricted Shares becomes vested; if the Employee forfeits the specified Restricted Shares, the Employee shall simultaneously forfeit the dividend equivalents attributable to such Restricted Shares. The Award Agreement shall specify the time for payment of dividend equivalents, which shall not be later than March 15th following the calendar year in which the Restricted Shares to which the dividend equivalents are attributable become vested.
9.    Restricted Share Units.
(a)    Grant of Restricted Share Units. A Restricted Share Unit shall entitle a Participant to a Share, the Fair Market Value of a Share in cash, or a combination of the two, at a future date, subject to the satisfaction of any terms and conditions specified by the Committee. The Company shall grant Restricted Share Units to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.
(b)    Terms of Restricted Share Units. The Award Agreement for Restricted Share Units shall set forth such terms, conditions, restrictions, and limits on the Units as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:
(i)    Conditions on Vesting. The Participant’s interest in a Restricted Share Unit award shall be forfeitable when the award is granted. In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:
(1)    the satisfaction of specified performance goals by a specified time or during a specified period,
(2)    the continuance of the Participant’s employment for a specified period, or
(3)    the satisfaction of other specified conditions.
The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an award shall be referred to as the “Restricted Period.”
(ii)    Vesting. Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in paragraph (v), the Participant’s interest in the Restricted Share Units shall become vested to the extent provided in the Award Agreement.
(iii)    Forfeiture. Except as provided under paragraph (v) or by the Committee, the Participant shall forfeit Restricted Share Units:
(1)    upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied, or, if earlier,

(2)    upon the termination of the Participant’s employment, including by retirement.

Upon forfeiture, all of the Participant’s interest in the forfeited Restricted Share Units shall automatically revert to the Company.
(iv)    No Shareholder Rights. A Restricted Share Unit shall carry with it no dividend or voting or other rights associated with Common Stock ownership.
(v)    Death or Disability. With respect to the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability:
(1)    Unless the Committee provides otherwise, if the only condition to be satisfied during the Restricted Period is the continuance of the Participant’s employment, then, upon the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on a pro rata portion of the Restricted Share Units (as described in the following sentence) shall lapse and the Participant’s interest in those Shares shall become vested. The pro rata portion shall be determined by (A) multiplying the number of Restricted Share Units subject to the award by a fraction the numerator of which is the number of full months from the date of the award through the date of termination of employment, and the denominator of which is the number of full months in the original Restricted Period for those Restricted Share Units, and (B) rounding the product up or down to the closest number of whole Restricted Share Units.
(2)    If there is any condition to be satisfied during the Restricted Period other than the continuance of the Participant’s employment, the Committee may provide that upon the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Restricted Share Units shall lapse and the Restricted Period with respect to those Units shall expire.
(vi)    Dividend Equivalents. Notwithstanding paragraph (iv), the Committee may, but it need not, provide for dividend equivalents with respect to an award of Restricted Share Units. If the Committee provides for dividend equivalents, it shall specify as the terms and conditions of payment either those described in subparagraph (1) or those described in subparagraph (2):
(1)    Under the first alternative, as of each Class A Share dividend payment date, there shall be credited to a bookkeeping account established for a Participant an amount equal to the dividends that would be payable on that date with respect to the number of Shares covered by the Restricted Share Units outstanding on that date under the Participant’s award. The Committee may provide for the crediting of interest on any dividend equivalents credited to a Participant’s account or may provide that the dividend equivalent credit be adjusted for hypothetical investment experience in such manner as the Committee may determine. If the Participant forfeits his or her interest in Restricted Share Units, the Participant shall simultaneously forfeit any dividend equivalents (as adjusted) attributable to those Restricted Share Units. Amounts credited to a Participant’s account that are vested and not forfeited shall be payable in accordance with Section 9(c).
(2)    Under the second alternative, for each Class A Share dividend payment date, the Company shall pay to a Participant, or in the event of the Participant’s death to his or her beneficiary, an amount equal to the dividends that would be payable on that date with respect to the number of Shares covered by the Restricted Share Units outstanding on that date under the Participant’s award. The Company shall pay the dividend equivalents on or as soon as practicable after the payment date of the dividends to which they relate, and not later than December 31 of the year of that payment date.
(c)    Payment of Vested Restricted Share Units.
(i)    Payment of vested Restricted Share Units and other amounts credited to a Participant’s account shall be made at such time or times after the expiration of the Restricted Period as the Committee may establish. The Committee may but need not provide that a Participant may elect to defer payment until such time or times as the Committee may allow. The Committee may provide for payments in lump sums or installments or both. The Committee shall establish procedures for its establishment of the time of payment and for the form and timing of a Participant’s deferral and payment elections. All elections shall conform to the Committee’s procedures. The Committee’s procedures shall conform to the requirements of Code Section 409A for the deferral (until payment) of the inclusion of compensation in gross income.

(ii)    The Company shall not establish any special fund with respect to a Participant’s account. Any credit entries made to a Participant’s account shall constitute a mere promise by the Company to make payments to the Participant, subject to and in accordance with the Plan, from the general assets of the Company, when the payments become due.

(iii)    To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
10.    Other Awards. The Committee may determine, subject to the terms of the Plan, that the Company shall grant awards that are not described in Section 8 or 9, but that provide for the issuance of Shares, or that are denominated in or measured by the Fair Market Value of a Share, or that provide for payment in the form of Shares rather than cash under any Company compensation, bonus, or incentive program. The Committee shall determine the terms and conditions of any such other awards and the Participants to whom and the numbers in which such other awards shall be granted. The Committee may condition the exercisability, vesting, and payment of such other awards upon the satisfaction of performance goals.
11.    Required Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for awards under Section 5, in the number of Shares subject to outstanding awards, in the purchase price under outstanding awards, and in the limits on awards and the issuance of Shares set forth in Section 5, as determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants, provided, however, that the number of Shares subject to an award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding awards.
Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to awards previously granted or the purchase price per Share under outstanding awards.
12.    Change in Control.
(a)    Impact of Event. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, the provisions of this Section shall apply except to the extent an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern and this Section shall not be applicable).
(i)    If and to the extent that outstanding awards under the Plan (A) are continued or assumed by the successor corporation (or an affiliate of the successor) or (B) are replaced with equity awards that preserve the existing value of the awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and performance goals, as applicable, that are the same or more favorable to the Participants than the vesting schedule and performance goals applicable to the awards, then all such awards or such substitutes for them shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 12(a)(v).
(ii)    If and to the extent that outstanding awards under the Plan are not continued, assumed, or replaced in accordance with Section 12(a)(i), then upon the Change in Control the following treatment (referred to as “Change-in-Control Treatment”) shall apply to such awards: the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Share Units, and other Share-based Awards, including vesting requirements, shall immediately lapse, and any performance goals relevant to such awards shall be deemed to have been achieved at the target performance level; such awards shall be free of all restrictions and fully vested; and, with respect to Restricted Share Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest date permissible under Code Section 409A.
(iii)    However, unless the Change in Control is a change in the ownership or effective control or of ownership of a substantial portion of the assets of the Company (within the meaning of Code Section 409A), a Change in Control shall not accelerate the time of payment of Restricted Share Units and other awards and amounts payable under the Plan that are deferred compensation subject to Code Section 409A.
(iv)    If and to the extent that outstanding awards under the Plan are not continued, assumed, or replaced in accordance with Section 12(a)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 12(a)(ii) above, the Board may, in its sole discretion, provide for cancellation of such outstanding awards at the time of the Change in Control in which case a payment of cash, property, or a combination of cash and property shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Board in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company’s securities relating to such awards over the purchase price (if any) for such awards (except that such payment shall limited as necessary to prevent the award from being subject to Code Section 409A).

(v)    If and to the extent that (A) outstanding awards are continued, assumed, or replaced in accordance with Section 12(a)(i) above and (B) a Participant’s employment with, or performance of services for, the Company is terminated by the Company for any reasons other than Cause or by such Participant for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant’s termination, the Change-in-Control Treatment set forth in Section 12(a)(ii) above shall apply to all assumed or replaced awards of such Participant then outstanding.
(b)    Definitions. As used in this Section 12:
(i)    “Cause” shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Employer, and, in the absence of any such agreement, means (A) the willful and continued failure of the Participant to substantially perform his or her duties with or for the Employer, (B) the engaging by the Participant in conduct that is significantly injurious to the Company or any subsidiary or affiliate, monetarily or otherwise, or (C) the Participant’s conviction of a felony. Unless otherwise defined in the Participant’s employment or severance agreement, an act or omission is “willful” for this purpose if such act or omission was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that such act or omission was in the best interest of the Company.
(ii)    A “Change in Control” of the Company means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if
(1)    any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities; or
(2)    during any period of two consecutive years, the following persons (the “Continuing Directors”) cease for any reason to constitute a majority of the Board: individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company’s security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or
(3)    the consummation of a merger or consolidation of the Company with any other entity, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or (D) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
Notwithstanding any contrary provision of this Plan, for the purposes of Section 12(b)(ii)(A), the term “person” shall not include (W) the Company, (X) any subsidiary or affiliate of the Company, (Y) any employee benefit plan of the Company or of any subsidiary or affiliate of the Company, or (Z) any entity holding shares of Shares organized, appointed, or established by the Company or any of its subsidiaries or affiliates for or pursuant to the terms of any such plan.
(iii)    “Good Reason” shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Employer, and, in the absence of any such agreement, means:
(1)    the assignment to the Participant after the Change in Control of any duties materially inconsistent with the Participant’s position (including status, offices, titles, and reporting requirements, authority, duties or responsibilities);
(2)    a material reduction by the Company in the Participant’s base salary in effect immediately before the Change in Control;
(3)    a material reduction by the Company in the Participant’s annual bonus opportunity or in the target level for such bonus or in the level of the Participant’s long term equity incentive, as compared to such opportunity or level in effect immediately before the Change in Control; or

(4)    the Company’s requiring the Participant, without the Participant’s written consent, to be based at any office or location materially distant from the Participant’s office location immediately before the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities.
A termination for Good Reason must be communicated by the Participant to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within 90 (ninety) days of the occurrence of such event or events and provided further that the Company shall have failed to remedy such act or omission within 30 (thirty) days following its receipt of such notice. A Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason if the Participant actually terminates employment within 14 (fourteen) days after the Company’s failure to timely remedy or, if earlier, prior to the second anniversary of the Change in Control.
13.    Term of Plan; Approval of Shareholders. The Plan, as amended and restated, shall take effect, subject to the approval of the shareholders of the Company, on April 26, 2022. Unless terminated earlier by the Board of Directors, the Plan shall terminate on December 31, 2031, provided that awards outstanding on that date shall survive in accordance with their terms.
14.    Amendment of Awards. The Committee may at any time unilaterally amend any outstanding award to the extent the Committee determines necessary or desirable, provided, however, that an amendment that would be adverse to the interests of the Participant shall not be effective without the holder’s consent.
15.    Amendment and Termination of Plan. The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange, or if such amendment would increase the Shares available under the Plan or the limits on awards provided under Section 5, except as provided in Section 11.
16.    Restrictions on Acceleration of Payment Date; Deferrals; Delay of Payment to Specified Employee.
(a)    Acceleration or Deferral. Notwithstanding any contrary provision of Section 14 or 15, an action by the Board or Committee shall not accelerate or defer a payment of an award that is deferred compensation within the meaning of Code Section 409A except as follows:
(i)    An action may accelerate the payment of all or part of an award upon the following events: the termination and liquidation of the Plan or any other event the Commissioner of Internal Revenue may prescribe in generally applicable guidance under Code Section 409A, provided, in any event, that the terms and conditions of the acceleration would not cause the Plan to fail to meet the requirements of Section 409A and of any generally applicable guidance published by the Commissioner of Internal Revenue under Section 409A for the deferral (until payment) of the inclusion of awards in gross income.
(ii)    An action may defer a payment date for all or a part of an award under the following circumstances:
(1)    [Intentionally Omitted]
(2)    The Board or Committee reasonably anticipates that the payment of an award as scheduled will violate federal securities laws or other applicable law; provided that the scheduled payment is then made at the earliest date on which the Board or Committee reasonably determines that making the scheduled payment will not cause such a violation.
(3)    Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance that the Board or Committee, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his or her individual circumstances, and further provided, in any event under this paragraph (ii), that the terms and conditions of the deferral would not cause the Plan to fail to meet the requirements of Section 409A for the deferral (until payment) of the inclusion of awards in gross income.
(b)    Delay of Payment to Specified Employee. If an award is deferred compensation subject to Code Section 409A and is payable to a Participant on account of separation from service (within the meaning of Code Section 409A), and the Participant is a specified employee, the payment may not be made before the date that is six months after the Participant’s separation from service (or, if earlier, the Participant’s death). “Specified employee” means, with respect to the relevant 12-month period beginning on an April 1 and during which the Company remains publicly traded, a Participant who was a “key employee” within the meaning of Code Section 416(i), without regard to Section 416(i)(5), at any time during the calendar year preceding the applicable

April 1. For the purpose of determining whether a Participant is a specified employee, the compensation to be used is “Test Compensation” as defined in the Erie Insurance Group Employee Savings Plan.
17.    Miscellaneous.
(a)    Beneficiary Designation. A Participant may, from time to time, name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives all of such benefit. A designation shall automatically revoke all prior designations by the same Participant with respect to such benefit and shall be effective only when filed by the Participant in writing with the Committee or its delegate during the Participant’s lifetime. In the absence of any such designation, any benefits remaining payable under the Plan at the Participant’s death shall be paid when due to the Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be.

(b)    Satisfaction of Tax Liabilities. To the extent required by applicable federal, state, local, or foreign law, the Participant or his or her successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an award. The Company shall not be required to pay any Shares of Common Stock or other payment under the Plan until such obligations are satisfied. The Company is authorized to withhold from any award granted or any payment due under the Plan, including from a distribution of Shares of Common Stock, amounts of withholding taxes due with respect to an award, or any payment under an award, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive previously owned shares to satisfy tax withholding obligations, provided that shares withheld or delivered to satisfy such obligations in excess of the minimum required statutory withholding rate must have been held for at least six months to the extent that the Committee so requires. Previously owned Shares delivered in payment for such taxes may be subject to such conditions as the Committee may require. The value of each Share withheld or delivered shall be the Fair Market Value of a Share on the date an award becomes taxable.
(c)    No Alienation. Except to the extent required by law, the right of a Participant or beneficiary to payment under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary.
(d)    No Right to Awards; No Shareholder Rights. No Participant or Employee shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants and Employees. No award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares of Common Stock are in fact paid to such Participant in connection with such award.
(e)    Indemnification. Each person who is or has been a member of the Committee or of the Board or who is a delegate of the Committee or Board under this Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
18.    Restrictions on Issuance of Shares.
(a)    Certain Restrictions Under Rule 16b-3. Upon the effectiveness of any amendment to Rule 16b-3, this Plan and any Award Agreement for an outstanding award held by a Participant then subject to Section 16 of the Exchange Act shall be deemed to be amended, without further action on the part of the Committee, the Board, or the Participant, to the extent necessary for awards under the Plan or such Award Agreement to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.
(b)    Registration and Listing Compliance. No award shall be paid and no Shares or other securities shall be distributed with respect to any award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law and no award shall confer upon any Participant rights to such payment or distribution, until such laws shall have been complied with in all material respects. If such compliance requires a delay in a payment date, payment shall be made on the earliest date on which such laws have been complied with in all material respects. Before the payment date of an award and the distribution of any Shares or other securities subject to a listing requirement under any listing agreement between the Company and any national securities exchange, the contractual obligations of the Company shall have been complied with in all material respects. Except to the extent required by an Award Agreement or another contract between the Company and the Participant, neither the grant of any award nor any provisions of this Plan shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any shares or other securities.
(c)    Stock Certificates. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules, and regulations, and the rules of any national securities exchange or automated quotation system on which Shares of Common Stock are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which awards or Shares are subject to restrictions or limitations under the Plan or any Award Agreement, or during any period during which delivery or receipt of an award or Shares has been deferred by the Committee or a Participant, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares payable or paid pursuant to an award shall remain in the physical custody of the Company or such other person as the Committee may designate.
19.    Construction.
The Plan shall be construed in accordance with the law of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles. With respect to awards granted under the Plan that provide for the payment of deferred compensation (within the meaning of Code Section 409A), the terms of the Plan and the Award Agreement shall be construed to conform to the requirements of Code Section 409A for the deferral (until payment) of the inclusion of the compensation in gross income.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this document to be executed as of the 28th day of June, 2022.

ERIE INDEMNITY COMPANY

By:	/s/ Brian W. Bolash
Brian W. Bolash Executive Vice President, Secretary & General Counsel